UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2020

Solid Biosciences Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38360	90-0943402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Portland Street, Fifth Floor

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 337-4680

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	SLDB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 7, 2020, the Board of Directors of Solid Biosciences Inc. (the “Company”) approved a plan to reduce the Company’s workforce by approximately one third. These reductions are expected to be completed by the end of first quarter of 2020. This plan is designed to create a leaner company focused on advancing SGT-001, a gene transfer candidate for the treatment of Duchenne muscular dystrophy. The Company plans to focus on conducting its analyses of SGT-001 to determine how to address the previously-announced clinical hold on IGNITE DMD, the Company’s Phase I/II clinical trial of SGT-001, and resume dosing.

The Company expects that this plan will result in a reduction of the Company’s corporate expenses and, based on its current operating plans, extend the Company’s cash runway into 2021. The Company expects to incur a charge in the first quarter of 2020 of approximately $2.1 million related to the reduction in force, consisting of severance, benefits and related costs. The Company expects that approximately $1.2 million of this amount will be paid during in the first quarter of 2020, approximately $0.5 million will be paid in the second quarter of 2020 and the balance through the first quarter of 2021.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2020, in connection with the workforce reduction described in Item 2.05 above, the Company also announced certain management transitions, including that the Company and Alvaro Amorrortu, Chief Operating Officer, have agreed that his employment with the Company will terminate effective January 15, 2020. In connection with his departure, the Company will pay Mr. Amorrortu, subject to his execution of a release, the severance amounts to which he is entitled pursuant to the terms of his previously filed employment agreement and has agreed to extend the time he will have to exercise his outstanding stock options to January 15, 2021.

In addition, the Company and Mr. Amorrortu intend to enter into a Consulting Agreement (the “Consulting Agreement”), to be effective as of January 15, 2020, pursuant to which Mr. Amorrortu will assist with the transition of his duties to the Company’s executive management team. Mr. Amorrortu will be compensated at a rate of $500 per hour for his services under the Consulting Agreement. The term of the Consulting Agreement will continue until July 15, 2020. Either the Company or Mr. Amorrortu will be able to terminate the Consulting Agreement at any time, with or without cause (as defined therein).

Item 8.01. Other Events.

On January 9, 2020, in connection with the workforce reduction described in Item 2.05 above, the Company also announced that the Company and Jorge A. Quiroz, Chief Medical Officer, have agreed that his employment with the Company will terminate effective January 15, 2020. In connection with his departure, the Company will pay Dr. Quiroz, subject to his execution of a release, the severance amounts to which he is entitled pursuant to the terms of his employment agreement and has agreed to extend the time he will have to exercise his outstanding stock options to January 15, 2021. In addition, the Company and Dr. Quiroz intend to enter into a Consulting Agreement, to be effective January 15, 2020, pursuant to which Dr. Quiroz will assist with the transition of his duties to the Company’s executive management team and consultants.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s workforce reduction and future charges expected to be incurred in connection therewith, the sufficiency of the Company’s cash, cash equivalents and investments to fund its operations, the Company’s IGNITE DMD clinical trial and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” “working” and similar expressions. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with the Company’s ability to successfully implement its workforce reduction plan and reduce expenses; the impact of the workforce reduction on the Company’s business; the ability of the Company to attract and retain qualified personnel; the Company’s ability to satisfactorily respond to requests from the FDA for further information and data regarding IGNITE DMD; successfully resolve the clinical hold with regard to IGNITE DMD; obtain and maintain necessary approvals from the FDA and other regulatory authorities and investigational review boards at clinical trial sites; enroll patients in its clinical trials; continue to advance SGT-001 in clinical trials; replicate in clinical trials positive results found in preclinical studies and earlier stages of clinical development; advance the development of its product candidates under the timelines it anticipates in current and future clinical trials; successfully scale its manufacturing process; obtain, maintain or protect intellectual property rights related to its product candidates; compete successfully with other companies that are seeking to develop DMD/Duchenne treatments and gene therapies; manage expenses; and raise the substantial additional capital needed to achieve its business objectives. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLID BIOSCIENCES INC.

Date: January 9, 2020	By:	/s/ Jennifer Ziolkowski
		Name:	Jennifer Ziolkowski
		Title:	Chief Financial Officer